QUITCLAIM TRANSFER OF TITLE AND CLAIMS

In connection with the segregation of specified assets of Concentric Energy Corp (“Concentric”) and their contribution into Nevada Fluorspar, Inc., ("Fluorspar") effective as of July 29, 2005 (the "Effective Date"), and the distribution of shares of Fluorspar to Concentric shareholders as of the Effective Date, Concentric and Fluorspar hereby agree:

1. That the assets identified on Exhibit 1 to this Quitclaim Transfer of Title and Claims are the assets intended to be transferred from Concentric to Fluorspar at the Effective Date, and which are transferred hereby from Concentric to Fluorspar. Fluorspar agrees to indemnify and hold harmless Concentric from any third party claims, however arising and of any nature whatsoever, that may arise in connection with the transfer of these assets or the distribution of the Fluorspar shares to shareholders.

2. That at such time, if any, as warrants issued by Concentric to its shareholders prior to the Effective Date are exercised, Concentric shall transfer to Fluorspar 38% of the proceeds of the exercise of such warrants. Exhibit 2 sets forth a list of the warrantholders whose exercise of warrants would be subject to this transfer requirement.

This Instrument will governed by the laws of the State of Nevada. The complete understanding of Fluorspar and Concentric is expressed in this document. To the extent permitted by law, it is intended that the transactions contemplated by this Instrument be effective as of July 29, 2005.

Executed by:	Execution date: July 30, 2007

Concentric Energy Corp.
3550 Sabin Brown Road, Suite 3
Wickenburg, AZ 85390

/s/ Thomas F. Fudge, Jr.
By:	Thomas F. Fudge, Jr.
Its:	President and CEO

QUITCLAIM TRANSFER OF TITLE AND CLAIMS  Page 2

STATE OF Idaho)
) ss.
County of Kootenal)

On 7/30/07, before me, Justin Minert, a notary public in and for said State, personally appeared THOMAS J. FUDGE, JR., on behalf of CONCENTRIC ENERGY CORP., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is/are subscribed to the within instrument(s) and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature on the instrument, the person(s), or the entity(ies) upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public
/s/ Justin Minert